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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2003

                            KOS PHARMACEUTICALS, INC
             (Exact name of registrant as specified in its charter)

    FLORIDA                        000-22171                     65-0670898
    -------                        ---------                     ----------
(State or other              (Commission File No.)              (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                             1001 BRICKELL BAY DRIVE
                                   25th FLOOR
                              MIAMI, FLORIDA 33131
                    (Address of principal executive offices)

                                  305-577-3464
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

         On November 19, 2003, Kos Pharmaceuticals, Inc. (the "Company") and certain shareholders of the Company entered into an Underwriting Agreement with Goldman, Sachs & Co., acting on behalf of itself and as the representative of the several underwriters named in such agreement. A copy of the Underwriting
Agreement is attached hereto as Exhibit 1.1.

         On November 20, 2003, the Company issued a press release announcing the pricing of the public offering of 3,750,000 shares of common stock by the Company and 1,250,000 shares of common stock by certain selling shareholders. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. EXHIBITS

(c) The following exhibits are filed as part of this report:

     Exhibit 1.1 Underwriting Agreement dated November 19, 2003, among the Company, the selling shareholders named therein, and Goldman, Sachs & Co., Banc of America Securities LLC, SG
                    Cowen Securities Corporation, Deutsche Bank Securities
                    Inc., SunTrust Capital Markets, Inc., Natexis Bleichroeder
                    Inc. and Ryan, Beck & Co., Inc.

     Exhibit 99.1 Press release of Kos Pharmaceuticals, Inc. announcing the pricing of the public offering.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KOS PHARMACEUTICALS, INC.

                                     By: /s/ Christopher Kiritsy
                                        ------------------------------
                                     Name:  Christopher Kiritsy
                                     Title: Senior Vice President
                                            and Chief Financial Officer

Dated: November 20, 2003

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                                INDEX TO EXHIBITS

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
Exhibit Number                      Description
--------------  -----------------------------------------------------------------
Exhibit 1.1     Underwriting Agreement dated November 19, 2003, among the
                Company, the selling shareholders named therein, and Goldman,
                Sachs & Co., Banc of America Securities LLC, SG Cowen Securities
                Corporation, Deutsche Bank Securities Inc., SunTrust Capital
                Markets, Inc., Natexis Bleichroeder Inc. and Ryan, Beck & Co.,
                Inc.

Exhibit 99.1 Press release of Kos Pharmaceuticals, Inc. announcing the pricing of the public offering.